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                                                                   EXHIBIT 23.2

                        INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement on Form S-8 of Cameron Ashley Building Products, Inc. of our reports dated December 13, 1996, appearing in the Annual Report on Form 10-K of Cameron Ashley Building Products, Inc. for the year ended October 31, 1996.

     /s/Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Dallas, Texas
April 2, 1997